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                                                                    Exhibit 10-1



                         EXECUTIVE SEVERANCE AGREEMENT


         This AGREEMENT ("Agreement") dated June 4, 1998, by and between GTE Service Corporation, a New York corporation (the "Company"), and <<Name>> (the "Executive").

                              W I T N E S S E T H:

                 WHEREAS, the Company recognizes the valuable services that the Executive has rendered thereto and desires to be assured that the Executive will continue to attend to the business and affairs of the Company without regard to any potential or actual change in control of GTE Corporation, a New York corporation and the Company's sole shareholder ("GTE"); and

                 WHEREAS, the Executive is willing to continue to serve the Company, but desires assurance that he will not be materially disadvantaged by a change in control of GTE;

                 NOW, THEREFORE, in consideration of the Executive's continued service to the Company and the mutual agreements herein contained, the Company and the Executive hereby agree as follows:

                                   ARTICLE I

                            ELIGIBILITY FOR BENEFITS

                 Section 1.1. Qualifying Termination. Except as provided in Section 2.6 hereof, the Company shall not be required to provide any benefits to the Executive pursuant to this Agreement unless a Qualifying Termination occurs before the Agreement expires in accordance with Section 6.1 hereof. For purposes of this Agreement, a Qualifying Termination shall occur only if

                 (a)      a Change in Control occurs, and

                 (b) (i) within two years after the Change in Control, the Company terminates the Executive's employment other than for Cause; or

                          (ii)(A) within two years after the Change in Control,
a Good Reason arises, and (B) the Executive terminates employment with the Company within (I) six months after the Good Reason arises or (II) two years after the Change in Control, whichever occurs later; provided, that a Qualifying Termination
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                                      -2-

shall not occur if the Executive's employment with the Company terminates by reason of the Executive's Retirement, Disability, or death. A Qualifying Termination may occur even though the Executive retires from employment with the Company other than by reason of Retirement or Disability.

                 Section 1.2. Change in Control. Except as provided below, a Change in Control shall be deemed to occur when and only when the first of the following events occurs:

                 (a) an acquisition (other than directly from GTE) of securities of GTE by any Person, immediately after which such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities of GTE representing 20 percent or more of the Voting Power or such lower percentage of the Voting Power that, from time to time, would cause the Person to constitute an "Acquiring Person" (as such term is defined in the Rights Plan); provided that, in determining whether a Change in Control has occurred, the acquisition of securities of GTE in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control; or

                 (b) three or more directors, whose election or nomination for election is not approved by a majority of the members of the "Incumbent Board" (as defined below) then serving as members of the Board, are elected within any single 12-month period to serve on the Board; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended from time to time) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed not to have been approved by a majority of the Incumbent Board for purposes hereof; or

                 (c) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; "Incumbent Board" shall mean individuals who, as of the close of business on June 4, 1998, are members of the Board; provided that, if the election, or nomination for election by GTE's shareholders, of any new director was approved by a vote of at least three-quarters of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                 (d)      approval by shareholders of GTE of:
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                                      -3-

                          (i)     a merger, consolidation, or reorganization
involving GTE, unless

                                  (A)      the shareholders of GTE, immediately
before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 50 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

                                  (B)      individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the board of directors of the Surviving Corporation; and

                                  (C)      no Person (other than GTE or any
subsidiary of GTE, any employee benefit plan (or any trust forming a part thereof) maintained by GTE, the Surviving Corporation, or any subsidiary of GTE, or any Person who, immediately prior to such merger, consolidation, or reorganization, had Beneficial Ownership of securities representing 20 percent (or such lower percentage the acquisition of which would cause a Change in Control pursuant to paragraph (a) of this definition of "Change in Control") or more of the Voting Power) has Beneficial Ownership of securities representing 20 percent (or such lower percentage the acquisition of which would cause a Change in Control pursuant to paragraph (a) of this definition of "Change in Control") or more of the combined Voting Power of the Surviving Corporation's then outstanding voting securities;

                          (ii)    a complete liquidation or dissolution of GTE;
or

                          (iii)   an agreement for the sale or other
disposition of all or substantially all of the assets of GTE to any Person (other than a transfer to a subsidiary of GTE).

                 For purposes of this Section, the following terms shall have the definitions set forth below:

                 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time.

                 "Board" means the Board of Directors of GTE.
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                                      -4-

                 "Non-Control Acquisition" means an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by GTE or any of its subsidiaries, (2) GTE or any of its subsidiaries, or (3) any Person in connection with a "Non-Control Transaction."

                 "Non-Control Transaction" means a transaction described in clauses (A) through (C) of paragraph (d)(i) of the definition of "Change in Control" herein.

                 "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, or other entity; and a Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                 (x) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                 (y) which such Person or any of such Person's Affiliates or Associates has (i) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the rights granted pursuant to the Rights Plan), warrants or options, or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (y) if the agreement, arrangement, or understanding to vote such security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Securities Exchange Act of 1934, as amended from time to time, and (B) is not also then reportable by such person on Schedule 13D under the Securities Exchange Act of 1934, as amended from time to time (or any comparable or successor report); or

                 (z) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing), or with which such Person or any of such Person's Affiliates or Associates have otherwise formed a group for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii)(A) of subparagraph (y), above), or disposing of any securities of GTE.
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                                      -5-

                 "Rights Plan" means the Rights Agreement, dated as of December 7, 1989, between GTE and The First National Bank of Boston (as successor Rights Agent to State Street Bank and Trust Company), as it may be amended from time to time, or any successor thereto.

                 "Voting Power" means the voting power of all securities of GTE then outstanding generally entitled to vote for the election of directors of GTE.

                 Section 1.3. Termination for Cause. The Company shall have Cause to terminate the Executive for purposes of Section 1.1 hereof only if the Executive (a) engages in unlawful acts intended to result in the substantial personal enrichment of the Executive at the Company's expense, or
(b) engages (except by reason of incapacity due to illness or injury) in a material violation of his responsibilities to the Company that results in a material injury to the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination, consisting of a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of GTE's Board of Directors at a duly held meeting of the Board of Directors (with reasonable notice to the Executive and an opportunity for the Executive, together with counsel, to be heard before the Board of Directors), finding that the Executive has engaged in the conduct set forth above in this Section 1.3 and specifying the particulars thereof in detail. GTE's Board of Directors may not delegate or assign its duties under this Section 1.3.

                 Section 1.4. Termination for Good Reason. The Executive shall have a Good Reason for terminating employment with the Company only if one or more of the following occurs after a Change in Control:

                 (a) a change in the Executive's status or position(s) with the Company that, in the Executive's reasonable judgment, represents a demotion from the Executive's status or position(s) in effect immediately before the Change in Control;

                 (b) the assignment to the Executive of any duties or responsibilities that, in the Executive's reasonable judgment, are inconsistent with the Executive's status or position(s) in effect immediately before the Change in Control;

                 (c) layoff or involuntary termination of the Executive's employment, except in connection with the termination of the Executive's employment for Cause or as a result of the Executive's Retirement, Disability, or death;
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                                      -6-

                 (d) a reduction by the Company in the Executive's total compensation (which shall be deemed, for this purpose, to be equal to his base salary plus the greater of (i) the most recent award that he has earned under the GTE Corporation Executive Incentive Plan, as amended from time to time, or any successor thereto (the "EIP"), or (ii) an EIP award equal to the Executive's Average Percentage of the annual value (i.e., the dollar amount) of the normal payment under the EIP for the Executive's salary level (such annual value and normal payment being those that are in effect under the EIP immediately before the date on which the Change in Control occurs for the Executive's salary level immediately before the date on which the Change in Control occurs). For purposes of this paragraph (d), the Executive's "Average Percentage" means the average of the Executive's Annual Percentages for the Determination Years. For purposes of this paragraph (d), the Executive's "Annual Percentage" for each Determination Year means a fraction (expressed as a percentage), the numerator of which is the EIP award earned by the Executive for such Determination Year, and the denominator of which is the annual value of the normal payment under the EIP for the Executive's salary level (such annual value and normal payment being those that were in effect under the EIP for such Determination Year for the Executive's salary level for such Determination Year). For purposes of this paragraph (d), a "Determination Year" means each of the last three EIP plan years ending before the date on which the Change in Control occurs (or, if less, the number of those three plan years during which the Executive was a participant in the EIP);

                 (e)      a material increase in the Executive's
responsibilities or duties without a commensurate increase in total compensation;

                 (f) the failure by the Company to continue in effect any Plan in which the Executive is participating at the time of the Change in Control (or plans or arrangements providing the Executive with substantially equivalent benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control;

                 (g) any action or inaction by the Company that would adversely affect the Executive's continued participation in any Plan on at least as favorable a basis as was the case on the date of the Change in Control, or that would materially reduce the Executive's benefits in the future under the Plan or deprive him of any material benefits that he enjoyed at the time of the Change in Control, except to the extent that such action or inaction by the Company is required by the terms of the Plan as in effect immediately before the Change in Control, or is necessary to comply with applicable law or to preserve the qualification of the Plan under section 401(a) of the Internal Revenue Code of 1986, as amended from time to time or any successor thereto (the "Code") and except to the extent that the Company provides the Executive with substantially equivalent benefits;
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                                      -7-

                 (h) the Company's failure to provide and credit the Executive with the number of days of paid vacation, holiday, or leave to which he is then entitled in accordance with the Company's normal vacation, holiday, or leave policy in effect immediately before the Change in Control;

                 (i) the imposition of any requirement that the Executive be based anywhere other than within 50 miles of where his principal office was located immediately before the Change in Control;

                 (j) a material increase in the frequency or duration of the Executive's business travel;

                 (k) the Company's failure to obtain the express assumption of this Agreement by any successor to the Company as provided by
Section 6.3 hereof;

                 (l) any attempt by the Company to terminate the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 1.3 hereof or that does not afford the Executive the procedural protections prescribed by that Section; or

                 (m) any violation by the Company of any agreement (including this Agreement) between it and the Executive. Notwithstanding the foregoing, no action by the Company shall give rise to a Good Reason if it results from the Executive's termination for Cause, Retirement, or death, and no action by the Company specified in paragraphs (a) through (d) of the preceding sentence shall give rise to a Good Reason if it results from the Executive's Disability. A Good Reason shall not be deemed to be waived by reason of the Executive's continued employment as long as the termination of the Executive's employment occurs within the time prescribed by Section 1.1(b)(ii)(B) hereof. For purposes of this Section 1.4, "Plan" means any compensation plan, such as an incentive, stock option, or restricted stock plan, or any employee benefit plan, such as a thrift, pension, profit-sharing, stock bonus, long-term performance award, medical, disability, accident, or life insurance plan, or a relocation plan or policy, or any other plan, program or policy of the Company that is intended to benefit employees.

                 Section 1.5. Retirement. For purposes of this Agreement, "Retirement" shall mean the Executive's termination of employment upon or after attaining age 65.

                 Section 1.6. Disability. For purposes of this Agreement, "Disability" shall mean an illness or injury that prevents the Executive from performing his duties (as they existed immediately before the illness or injury) on a full-time basis for six consecutive months.
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                                      -8-

                 Section 1.7. Notice. If a Change in Control occurs, the Company shall notify the Executive of the occurrence of the Change in Control within two weeks after the Change in Control.

                                   ARTICLE II

                    BENEFITS AFTER A QUALIFYING TERMINATION

                 Section 2.1.     Basic Severance Payment.

                 (a) If the Executive incurs a Qualifying Termination, the Company shall pay to the Executive a cash amount equal to 200% of the Base Amount. The Base Amount shall be an amount equal to the greater of

                          (A)     the sum of (I) the Executive's base annual
salary immediately before the Change in Control plus (II) the Executive's Average Percentage of the annual value (i.e., the dollar amount) of the normal payment under the EIP for the Executive's salary level (such annual value and normal payment being those that are in effect under the EIP immediately before the date on which the Change in Control occurs for the Executive's salary level immediately before the date on which the Change in Control occurs). For purposes of this paragraph (A), the Executive's "Average Percentage" means the average of the Executive's Annual Percentages for the Determination Years. For purposes of this paragraph (A), the Executive's "Annual Percentage" for each Determination Year means a fraction (expressed as a percentage), the numerator of which is the EIP award earned by the Executive for such Determination Year, and the denominator of which is the annual value of the normal payment under the EIP for the Executive's salary level (such annual value and normal payment being those that were in effect under the EIP for such Determination Year for the Executive's salary level for such Determination Year). For purposes of this paragraph (A), a "Determination Year" means each of the last three EIP plan years ending before the date on which the Change in Control occurs (or, if less, the number of those three plan years during which the Executive was a participant in the EIP); or

                          (B)     the sum of (I) the Executive's base annual
salary immediately before the Qualifying Termination plus (II) the Executive's Average Percentage of the annual value (i.e., the dollar amount) of the normal payment under the EIP for the Executive's salary level (such annual value and normal payment being those that are in effect under the EIP immediately before the date on which the Qualifying Termination occurs for the Executive's salary level immediately before the date on which the Qualifying Termination occurs). For purposes of this paragraph (B), the Executive's "Average Percentage" means the average of the Executive's Annual Percentages for the Determination Years. For purposes of this paragraph (B), the Executive's "Annual Percentage" for each
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                                      -9-

Determination Year means a fraction (expressed as a percentage), the numerator of which is the EIP award earned by the Executive for such Determination Year, and the denominator of which is the annual value of the normal payment under the EIP for the Executive's salary level (such annual value and normal payment being those that were in effect under the EIP for such Determination Year for the Executive's salary level for such Determination Year). For purposes of this paragraph (B), a "Determination Year" means each of the last three EIP plan years ending before the date on which the Qualifying Termination occurs (or, if less, the number of those three plan years during which the Executive was a participant in the EIP).

                 (b) The Company shall make the payment to the Executive pursuant to subsection (a) of this Section 2.1 in a lump sum within 30 days of the Qualifying Termination.

                 Section 2.2. Insurance. If the Executive incurs a Qualifying Termination, the Company shall provide the Executive, at the Company's expense, for a period beginning on the date of the Qualifying Termination, the same medical insurance and life insurance coverage as was in effect immediately before the Change in Control (or, if greater, as in effect immediately before the Qualifying Termination occurs). Such coverage shall end upon the expiration of 24 months after the Qualifying Termination. For purposes of this Section 2.2, "at the Company's expense" means that the Company shall make all contributions or premium payments required to obtain coverage, and that the Executive shall not make any such contributions or premium payments, but that the Executive shall be subject to any deductibles and co-payment provisions in effect immediately before the Change in Control (or, if applicable, immediately before the Qualifying Termination). Except to the extent otherwise required by law, the period of coverage for any health care continuation coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, shall begin on the date of the Executive's Qualifying Termination.

                 Section 2.3. Outplacement Counseling. If the Executive incurs a Qualifying Termination, the Company shall make available to the Executive, at the Company's expense, outplacement counseling that is at least equivalent to the outplacement counseling that the Company provided to its terminated senior executives during the most recent year that ended before the Change in Control occurred and during which the Company provided outplacement
counseling to its terminated senior executives.   Subject to the foregoing, the
Executive may select the organization that will provide the outplacement counseling; provided, that this sentence shall not require the Company to provide the Executive with outplacement counseling that is more costly to the Company than the outplacement counseling that this Section 2.3 otherwise requires the Company to provide to the Executive.
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                                      -10-

                 Section 2.4. Financial Counseling. If the Executive incurs a Qualifying Termination, the Company shall, within 30 days of the Qualifying Termination, make available to the Executive three individual financial counseling sessions, of at least two hours each and at times and locations that are convenient to the Executive, with a nationally recognized financial counseling firm. At the financial counseling sessions, the financial counseling firm shall provide the Executive with detailed financial advice that is tailored to the Executive's particular personal and financial situation.
The Company shall specify to the Executive the information regarding his personal and financial situation that he must provide to the financial counseling firm in order for the firm to provide the counseling services required by this Section 2.4. The Company shall take all reasonable and appropriate measures to assure that the financial counseling firm preserves the confidentiality of all information conveyed by the Executive to the counseling firm.

                 Section 2.5. Benefit Credit. If the Executive incurs a Qualifying Termination,

                 (a) the Executive shall receive service credit, for the purpose of receiving benefits and for vesting, retirement eligibility, benefit accrual, and all other purposes, under all employee benefit plans sponsored by the Company (including, but not limited to, health, life insurance, pension, savings, stock, and stock ownership plans, but excluding the Company's short-term and long-term disability plans) in which he participated immediately before the Change in Control, for 24 months;

                 (b) for purposes of determining the Executive's benefits under all defined benefit pension plans maintained by the Company, including the GTE Excess Pension Plan and the GTE Supplemental Executive Retirement Plan (collectively "SERP"), the Executive's compensation shall include the amount payable to the Executive pursuant to Section 2.1 hereof, and for purposes of this subsection (b), the Executive shall be deemed to have received such amount in monthly installments, each equal to 1/24th of the amount payable to the Executive pursuant to Section 2.1 hereof; and


                 (c) the Executive shall be considered to have not less than 76 points and 15 years of Accredited Service for purposes of determining
(i) his eligibility for early retirement benefits under the Company's defined benefit pension plans (including, but not limited to, the SERP), and (ii) his eligibility for benefits under the GTE Executive Retired Life Insurance Plan (or any predecessor or successor thereto). [Note: This sentence superseded by the following provisions for Michael T. Masin.]


                 [Applicable to Michael T. Masin ONLY:
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                                      -11-

                 (c) if the Executive has not completed at least 10 years of service for purposes of determining whether he has a nonforfeitable interest in his accrued benefit under a funded define benefit pension plan maintained by the Company in which he participated immediately before the Change in Control, then in addition to any service credit that the Executive receives pursuant to
Section 2.5(a) hereof, the Executive shall receive credit for each year of service with which he is otherwise credited (without regard to Section 2.5(a) hereof) for vesting, retirement eligibility, benefit accrual, and all other purposes under the plan, under the SERP, and under the GTE Executive Retired Life Insurance Plan (or any predecessor or successor thereto) in accordance with the following table:

-------------------------------------------------------------------------------------------------
Years of Service Otherwise Credited                             Service Credited
 Without Regard to Section 2.5(a)                          Pursuant to this Section 2.5(c)
-------------------------------------------------------------------------------------------------
5 or less                                             2 times years of service otherwise credited
-------------------------------------------------------------------------------------------------
more than 5, but not more than 10                     10 years of service
-------------------------------------------------------------------------------------------------
more than 10                                          years of service otherwise credited
-------------------------------------------------------------------------------------------------


                 (d) the Executive shall be considered to have not less than 76 points and 15 years of Accredited Service for purposes of determining
(i) his eligibility for early retirement benefits under the Company's defined benefit pension plans (including, but not limited to, the SERP), and (ii) his eligibility for benefits under the GTE Executive Retired Life Insurance Plan (or any predecessor or successor thereto) and for purposes of determining his eligibility under the Company's post retirement medical benefits plan (as in effect immediately prior to the Change in Control).]

Notwithstanding the service credit granted under subsection (a) of this Section
2.5 and the compensation recognized under subsection (b) of this Section 2.5, nothing in this Section 2.5 shall prevent the Executive from receiving any benefits to which the Executive is entitled under any defined benefit or defined contribution pension plan maintained by the Company, including the SERP (as such benefits are modified by this Agreement) in any form permitted by such plans (including but not limited to a lump-sum distribution) immediately following the Executive's Qualifying Termination. To the extent that the Company's tax-qualified retirement plans cannot provide the benefits specified by this Section 2.5 without jeopardizing the tax qualification of such plans, the Company shall provide such benefits under the SERP. [Applicable to Michael
T. Masin ONLY: and, in the case of GTE's post retirement medical plan as specified in Section 2.5(d), if the benefit cannot be provided on a tax-free basis, the Company shall provide such benefit on a basis that avoids an adverse income tax effect upon the Executive (for example, by purchasing third party insurance).]

                 Section 2.6.  Certain Additional Payments by the Company.

                 (a) Except as provided in Section 2.6(f) hereof, if any payment or distribution by the Company to or for the benefit of the Executive, whether pursuant to the terms of this Agreement or otherwise (a "Payment"), is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make an additional payment (a "Gross-Up Payment") to the Executive in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state, or local income and employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payment.

                 (b) Subject to the provisions of Section 2.6(c) hereof, all determinations under this Section 2.6, including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the Company's certified public accounting firm immediately before the Change in Control occurs (the "Accounting Firm"), which shall provide detailed supporting calculations to both the Company and the Executive within 15 business days after the Change in Control (or any other change in ownership or effective control that triggers application of the Excise Tax) and, if a Qualifying Termination occurs, within 15 days after the Qualifying Termination. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The initial Gross-Up Payment determined pursuant to this Section 2.6(b) shall be paid by the Company to the Executive within five days after it receives the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal tax return will not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding on the Company and the Executive. Notwithstanding the foregoing, as a result of uncertainty in applying Section 4999 of the Code, it is possible that the Company will not have made Gross-Up Payments that it should have made hereunder (an "Underpayment"). If the Company exhausts its remedies pursuant to Section 2.6(c) hereof and the Executive thereafter is required to pay any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment, inform the Company and the Executive of the Underpayment in writing, and, within five days of receiving such written report, the Company shall pay the amount of such Underpayment to or for the benefit of the Executive.

                 (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim before the expiration of 30 days following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing before the expiration of such 30-day period that it desires to contest such claim, the Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, and (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company; provided, that the Company shall pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any tax, including interest and penalties, imposed as a result of such representation and payment of costs and expenses. The Company shall control all proceedings in connection with such contest and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any appropriate administrative tribunal or court, as the Company shall determine; provided, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any tax, including interest or penalties, imposed with respect to such advance. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest any other issue.

                 (d) If, after the Executive receives an advance by the Company pursuant to Section 2.6(c) hereof, the Executive becomes entitled to receive a refund claimed pursuant to such Section 2.6(c), the Executive shall (subject to the Company's complying with the requirements of such Section 2.6(c)) promptly pay to the Company the amount of such refund (together with any interest thereon, after taxes applicable thereto). If, after the Executive receives an amount advanced by the Company pursuant to Section 2.6(c) hereof, a determination is made that the Executive shall not be entitled to any refund claimed pursuant to such Section 2.6(c), and the Company does not notify the Executive in writing of its intent to contest such denial of refund before the expiration of 30 days after such determination, the Executive shall not be required to repay such advance, and the amount of such advance shall offset, to the extent thereof, the amount of the required Gross-Up Payment.

                 (e) Any payments otherwise required by this Section 2.6 shall be made regardless of whether a Qualifying Termination occurs.

                 (f) If the Executive Compensation and Organizational Structure Committee of the Board (or any successor thereto) determines in its sole discretion that (i) consummation of a transaction may be contingent upon the parties' ability to use pooling of interest accounting and (ii) a provision of this Section would preclude the use of pooling of interest accounting, said Committee may, in its sole discretion, eliminate or modify that provision to the extent required to allow pooling of interest accounting; provided that said Committee may not take any action pursuant to this Section 2.6(f) after a Change in Control.

                 Section 2.7. Stock Options and Stock Appreciation Rights. If the Executive incurs a Qualifying Termination, the Executive may exercise any then outstanding stock options and stock appreciation rights under the GTE Long-Term Incentive Plan (or any successor thereto) for a period of at least two years following the date of such Qualifying Termination (but not beyond the maximum term of the option or stock appreciation right specified by the terms of the stock option or stock appreciation right).

                 Section 2.8. Nonduplication. [Applicable to Michael T. Masin ONLY: (a)] Nothing in this Agreement shall require the Company to make any payment or to provide any benefit or service credit that GTE, the Company, or any affiliate of either of them (the "GTE Group") is required to provide with respect to the Executive under any other contract, agreement, policy, plan, or arrangement, including a separation policy or employment agreement ("Other Agreement"). In order to accomplish the foregoing, if the GTE Group is required, under any Other Agreement, to make any payment or to provide any benefit or service credit that also is required to be made or to be provided under this Agreement, the payment, benefit, or service credit required by this Agreement shall be reduced by the payment, benefit, or service credit that the GTE Group is required to make or to provide with respect to the Executive under the Other Agreement.

                 [Applicable to Michael T. Masin ONLY:

         (b) Subsection (a) shall not apply to the benefits provided in accordance with the second and third sentences of the paragraph entitled "Pension Agreement" of the letter agreement, dated October 20, 1994, executed by Charles R. Lee and Michael T. Masin, providing for a life annuity pension of $200,000 per year and the continuation of that annuity to the Executive's wife after the Executive's death.]

                                  ARTICLE III

                    EFFECT ON INVOLUNTARY SEPARATION POLICY

                 Section 3.1. Involuntary Separation Policy. Nothing in this Agreement shall cause the Executive to be deprived of any benefits to which the Executive is entitled under any Company severance or salary continuation policy (including but not limited to any benefits pursuant to an involuntary separation program or similar program maintained under a pension plan sponsored by the Company); provided that, in accordance with Section 2.8 hereof, any such benefits shall reduce any benefits payable under this Agreement.

                                   ARTICLE IV

                                  TAX MATTERS

                 Section 4.1. Withholding. The Company may withhold from any amounts payable to the Executive hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

                                   ARTICLE V

                               COLLATERAL MATTERS

                 Section 5.1. Nature of Payments. All payments to the Executive under this Agreement shall be considered either payments in consideration of his continued service to the Company or severance payments in consideration of his past services thereto.

                 Section 5.2. Legal Expenses. The Company shall pay all legal fees and expenses that the Executive may incur as a result of the Company's contesting the validity, the enforceability or the Executive's interpretation of, or determinations under, this Agreement; provided, that this
Section 5.2 shall be operative only if and to the extent that (a) the Company fails to establish a trust that defrays all such legal fees and expenses or (b) the Company establishes such a trust, but the trust fails to pay all such legal fees and expenses.

                 Section 5.3. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement either by seeking other employment or otherwise. Except as provided in Section
2.2 hereof, the amount of any payment provided for herein shall not be reduced by any remuneration that the Executive may earn from employment with another employer or otherwise following his Qualifying Termination.

                 Section 5.4. Interest. If the Company fails to make, or cause to be made, any payment provided for herein within 30 days of the date on which the payment is due, the Company shall make such payment together with interest thereon. The interest shall accrue and be compounded monthly. The interest rate shall be equal to 120 percent of the prime rate as reported by The Wall Street Journal for the first business day of each month, effective for the ensuing month. The interest rate shall be adjusted at the beginning of each month.

                 Section 5.5. Prior Agreement. Any agreement between the Company and the Executive that is entitled "Executive Severance Agreement" and that was executed by the parties before the date hereof is hereby canceled and shall have no force or effect.

                 Section 5.6. Authority. The execution of this Agreement has been authorized by the Board of Directors of the Company and by the Board of Directors of GTE.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                 Section 6.1. Term of Agreement. This Agreement shall become effective on the date hereof and shall continue in effect until the earliest of (a) July 1, 2001, if no Change in Control has occurred before that date; (b) the termination of the Executive's employment with the Company for any reason prior to a Change in Control; (c) the Company's termination of the Executive's employment for Cause, or the Executive's resignation for other than Good Reason, following a Change in Control and the Company's and the Executive's fulfillment of all of their obligations hereunder; and (d) the expiration following a Change in Control of two years and six months and the fulfillment by the Company and the Executive of all of their obligations hereunder. Notwithstanding the foregoing, commencing on July 1, 2001, and on July 1 of each year thereafter, the expiration date prescribed by clause (a) of the preceding sentence shall automatically be extended for an additional year unless, not later than December 31 of the immediately preceding year, one of the parties hereto shall have given notice to the other party hereto that it (or he) does not wish to extend the term of this Agreement. Furthermore, nothing in this Article VI shall cause this Agreement to terminate before both the Company and the Executive have fulfilled all of their obligations hereunder.

                 Section 6.2. Governing Law. Except as otherwise expressly provided herein, this Agreement and the rights and obligations hereunder shall be construed and enforced in accordance with the laws of the State of New York.

                 Section 6.3. Successors to the Company. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the Company and any successor thereto, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the business or assets of the Company, whether by merger, consolidation, sale or otherwise, but shall not otherwise be assignable by the Company. Without limitation of the foregoing sentence, the Company shall require any successor (whether direct or indirect, by merger, consolidation, sale or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form satisfactory to the Executive, expressly, absolutely and unconditionally to assume and to agree to perform this Agreement in the same manner and to the same extent as the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as heretofore defined and any successor to all or substantially all of its business or assets that executes and delivers the agreement provided for in this Section 6.3 or that becomes bound by this Agreement either pursuant to this Agreement or by operation of law. As used in this Agreement, "GTE" shall mean GTE as heretofore defined and any successor to all or substantially all of its business or assets.

                 Section 6.4. Noncorporate Entities. If any provision of this Agreement refers to the board of directors of an entity that has no board of directors, the reference to board of directors shall be deemed to refer to the body, committee, or person that has duties and responsibilities with respect to the entity that most closely approximate those of a board of directors of a corporation.

                 Section 6.5. Successor to the Executive. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the Executive and his personal and legal representatives, executors, administrators, heirs, distributees, legatees and, subject to Section 6.6 hereof, his designees ("Successors"). If the Executive should die while amounts are or may be payable to him under this Agreement, references hereunder to the "Executive" shall, where appropriate, be deemed to refer to his Successors; provided, that nothing in this Section 6.5 shall supersede the terms of any plan or arrangement (other than this Agreement) that is affected by this Agreement.

                 Section 6.6. Nonalienability. No right of or amount payable to the Executive under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance, charge, execution, attachment, levy or similar process or to set off against any obligations or to assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall be void. However, this Section 6.6 shall not prohibit the Executive from designating one or more persons, on a form satisfactory to the Company, to receive amounts payable to him under this Agreement in the event that he should die before receiving them.

                 Section 6.7. Notices. All notices provided for in this Agreement shall be in writing. Notices to the Company shall be deemed given when personally delivered or sent by certified or registered mail or overnight delivery service to GTE Service Corporation, 1255 Corporate Drive, P.O. Box 152257, Irving, TX 75015-2257, Attention: Corporate Secretary. Notices to the Executive shall be deemed given when personally delivered or sent by certified or registered mail or overnight delivery service to the last address for the Executive shown on the records of the Company. Either the Company or the Executive may, by notice to the other, designate an address other than the foregoing for the receipt of subsequent notices.

                 Section 6.8. Amendment. No amendment to this Agreement shall be effective unless in writing and signed by both the Company and the Executive; provided that amendments may be made to this Agreement by the Executive Compensation and Organizational Structure Committee of the Board (or any successor thereto) in accordance with Section 2.6(f) hereof prior to a Change in Control.

                 Section 6.9. Waivers. No waiver of any provision of this Agreement shall be valid unless approved in writing by the party giving such waiver. No waiver of a breach under any provision of this Agreement shall be deemed to be a waiver of such provision or any other provision of this Agreement or any subsequent breach. No failure on the part of either the Company or the Executive to exercise, and no delay in exercising, any right or remedy conferred by law or this Agreement shall operate as a waiver of such right or remedy, and no exercise or waiver, in whole or in part, of any right or remedy conferred by law or herein shall operate as a waiver of any other right or remedy.

                 Section 6.10. Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under this Agreement shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Agreement, and if the making of any payment in full or the provision of any other benefit required under this Agreement in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Agreement.

                 Section 6.11. Agents. The Company may make arrangements to cause any agent or other party, including an affiliate of the Company, to make any payment or to provide any benefit that the Company is required to make or to provide hereunder; provided, that no such arrangement shall relieve or discharge the Company of its obligations hereunder except to the extent that such payments or benefits are actually made or provided.

                 Section 6.12. Captions. The captions to the respective articles and sections of this Agreement are intended for convenience of reference only and have no substantive significance.

                 Section 6.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single instrument.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  GTE SERVICE CORPORATION




                                  By:  /s/ CHARLES R. LEE
                                       ---------------------------------


                                       ---------------------------------
                                                 Participant


                                       ---------------------------------

                                                    Date